6725 Mesa Ridge Road, Suite 100
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2005
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, May 24, 2005 at 10:00 a.m. Pacific Daylight Time at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, for the following purposes:

1.	To elect five members to our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed;

2.	To approve our 2005 Equity Incentive Plan;

3.	To approve our 2005 Employee Stock Purchase Plan;

4.	To ratify the Audit Committee’s appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

5.	To conduct any other business properly brought before the Annual Meeting or any adjournment of the Annual Meeting.

The matters expected to be acted upon at the Annual Meeting are described in detail in the following Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

The record date for the Annual Meeting is April 15, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Evan Levine,
Chief Executive Officer, President and Corporate Secretary
San Diego, California

First mailed to stockholders on
or about April 22, 2005

2

ADVENTRX PHARMACEUTICALS, INC.
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2005

QUESTIONS AND ANSWERS
ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?
We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ADVENTRX Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “ADVENTRX”) is soliciting your proxy to vote at the Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or if made available to you by your broker, bank or other agent, vote over the telephone or the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 22, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 15, 2005 will be entitled to vote at the annual meeting. On this record date, there were 54,269,822 shares of common stock outstanding and entitled to vote. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

Stockholder of Record: Shares Registered in Your Name
If on April 15, 2005 your shares were registered directly in your name with ADVENTRX’s transfer agent, Interwest Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 15, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are four matters scheduled for a vote:

1.	To elect five members to our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed;
2.	To approve our 2005 Equity Incentive Plan;
3.	To approve our 2005 Employee Stock Purchase Plan;
4.	To ratify the Audit Committee’s appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ADVENTRX. Simply complete and mail the proxy card to that organization to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2005.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all five nominees for director, and “For” the other four proposals. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, our employees and ADP Brokerage Services Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but ADP Brokerage Services Group will be paid its customary fee of approximately $5,000 plus out-of-pocket expenses if it solicits proxies. ADP Brokerage Services Group will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy materials to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of our common stock.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to ADVENTRX’s Corporate Secretary at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, Attention: Secretary.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?
•	For the election of directors, the 5 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.
•	To be approved, all other proposals must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as abstentions or “Against” votes.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 54,269,822 outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

BOARD OF DIRECTORS AND OFFICERS

Directors

The names of each of our directors at April 15, 2005 and certain information about them are set forth below. Each of our current directors has been nominated for election to the Board of Directors at the Annual Meeting.

Name	Age	Position
M. Ross Johnson, Ph.D.	60	Chairman of the Board
Evan M. Levine	39	Director, Chief Executive Officer, President, Chief Operating Officer, Secretary and Vice Chairman of the Board
Michael M. Goldberg, M.D.(1)	46	Director
Mark J. Pykett, V.M.D., Ph.D. (1)	40	Director
Mark Bagnall, CPA(1)	48	Director
_____________
(1) Member of the Audit Committee and the Compensation Committee of the Board of Directors.

M. Ross Johnson, Ph.D.  Dr. Johnson has served as our Chairman of the Board since October 2002.  Dr. Johnson is also currently Chief Executive Officer, Director and Co-Founder of Parion Sciences, Inc.  He has served on numerous boards and currently holds additional board positions with Cortex Pharmaceuticals, Inc. (COR) and the University of North Carolina Education Advancement Board.  He also currently serves on the Advisory Board of the Chemistry Department at the University of California at Berkley and the University of North Carolina at Chapel Hill.  From 1995 to 1999, he was President, Chief Executive Officer and Chief Scientific Officer of Trimeris, Inc. (TRMS), a company he took public in 1997.  From 1987 to 1994, he was Vice President of Chemistry at Glaxo Inc. (GSK) where he was part of the original scientific founding team for Glaxo’s research entry in the U. S.  From 1971 to 1987, Dr. Johnson served in key scientific and research management positions with Pfizer Central Research (PFE).  He has also served as a Special Advisor to Nobex Corporation, Ceretec, AtheroGenics, Inc. (AGIX) and Albany Molecular Research, Inc. (AMRI).  Dr. Johnson received his B.S. in Chemistry from the University of California at Berkeley in 1967 and a Ph.D. in organic chemistry from the University of California at Santa Barbara in 1970.

Evan M. Levine.  Mr. Levine has served as our Chief Executive Officer and President since September 2004, as our Vice Chairman of the Board since January 2004 and as our Chief Operating Officer and Secretary and a Director since October 2002.  Currently, Mr. Levine also acts as the Managing Member of Mark Capital LLC, a venture capital and consulting firm specializing in technology and biotechnology investments.  From March 2002 to June 2002, Mr. Levine served as the Interim Chief Executive Officer of Digital Courier Technologies, Inc., a provider of advanced e-payment services for businesses, merchants and financial institutions.  From 1997 to 2001, Mr. Levine served as a Managing Principal and Portfolio Manager of Brown Simpson Asset Management, specializing in structured finance for public companies.  From 1996 to 1997, Mr. Levine served as Senior Vice President of Convertible Sales and Trading at Dillon Read & Company, a financial services company.  From 1993 to 1996, Mr. Levine served as Vice President of Convertible Sales and Trading at Hambrecht & Quist, a financial services company.  From 1992 to 1993, Mr. Levine served as a Global Arbitrage Trader at Spectrum Trading Partners, financial derivatives trading company.  Mr. Levine received his B.A. in Economics and Finance from Rutgers University and has completed graduate coursework for an MBA at New York University’s Stern School of Business.

Michael M. Goldberg, M.D. Dr. Goldberg has served as a Director since January 2004. Since August 1990, Dr. Goldberg has been with Emisphere Technologies, Inc. where he is now Chairman and Chief Executive Officer. Emisphere is a biopharmaceutical company specializing in the oral delivery of therapeutic macromolecules and other compounds that are not currently deliverable by oral means. Dr. Goldberg was previously a Vice President for The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. He received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University and an M.B.A. from Columbia University Graduate School of Business.

Mark J. Pykett, V.M.D., Ph.D.   Dr. Pykett has served as a Director since January 2004. Since November 2004, Dr. Pykett has been with Boston Life Sciences, Inc. where he is now President and Chief Operating Officer. In 1996, Dr. Pykett co-founded Cytomatrix, LLC, a private biotechnology company focused on the research, development and commercialization of novel cell-based therapies. Dr. Pykett served as Cytomatrix’ President and Chief Executive Officer and a Director until April 2003, when Cytomatrix merged with Cordlife, Pte. Ltd., a subsidiary of CyGenics, Ltd., a public biotechnology company. From April 2003 to February 2004, Dr. Pykett served as President of Cordlife, Pte. Ltd. and then as President and Director of CyGenics from February 2004 until November 2004. Dr. Pykett graduated Phi Beta Kappa, Summa Cum Laude from Amherst College, holds a veterinary degree, Phi Zeta, Summa Cum Laude, and doctorate in molecular biology from the University of Pennsylvania, and received an M.B.A. degree Beta Gamma Sigma from Northeastern University. He completed post-doctoral fellowships at the University of Pennsylvania and Harvard University. In his research in academia, Dr. Pykett focused on understanding the molecular basis of cancer. Dr. Pykett also held an adjunct faculty position at the Harvard School of Public Health from 1997 to 2003.

Mark Bagnall, CPA. Mr. Bagnall has served as a Director since February 2004. Since June 2000, Mr. Bagnall has been at Metabolex, Inc. where he now serves as Senior Vice President and Chief Business Officer.  Metabolex is a privately held pharmaceutical company focused on the development of drugs to treat diabetes and related metabolic disorders.  Mr. Bagnall has been in the biotechnology industry for over 15 years.  In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately held diagnostics company, and three public biotechnology companies, Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. During his career in biotechnology, he has managed several private and public financings, merger and acquisition transactions and corporate licensing agreements. Mr. Bagnall received his Bachelor of Science degree in Business Administration from the U.C. Berkeley Business School and is a Certified Public Accountant.

Officers

The names of each of our executive officers at April 15, 2005 and certain information about them are set forth below.

Name	Age	Position
Evan Levine(1)	39	Chief Executive Officer, President, Chief Operating Officer, Secretary and Vice Chairman of the Board
Carrie E. Carlander	34	Chief Financial Officer, Vice President, Finance, and Treasurer
Joan M. Robbins	44	Chief Technical Officer
Cellia Habita	37	Senior Vice President, Clinical and Medical Affairs
Brian Culley	33	Vice President, Business Development
_____________
(1) Information regarding Mr. Levine appears above under the heading “Directors.”

Carrie E. Carlander.  Ms. Carlander has served as our Vice President, Finance and Treasurer since November 2004 and was appointed Chief Financial Officer in December 2004. From August 2004 to December 2004, Ms. Carlander served in a consulting capacity as Chief Financial Officer of Singlefin, Inc., an email/internet security software company. From December 2003 to December 2004, Ms. Carlander served in a consulting capacity as Chief Financial Officer of SofLinx, Inc., a wireless sensor network and software company. From December 2002 to June 2004, Ms. Carlander served as Vice President of Finance of V-Enable, Inc.,. a software company specializing in multimodal software for wireless devices. From December 1996 to May 2000, Ms. Carlander served first as Director of Finance and Human Resources, and then as Vice President, Finance and Administration, of Websense Inc., a publicly traded company that provides software products that analyze, report and manage computing resource use by employees. Ms. Carlander received her B.A. in Political Science from University of California, San Diego, her MBA from San Diego State University and a Certified Management Accountant designation from the IMA.

Joan M. Robbins, Ph.D. Dr. Robbins is our Chief Technical Officer and has served in this role since March 2003. From 1996-2003, Dr. Robbins was employed by Immusol, Inc., a biopharmaceutical company specializing in anticancer and antiviral therapeutics in addition to certain dermatologic and ophthalmic disorders. At Immusol, she held several positions, including Vice President, Product Development, Senior Director, Product Development, and Director, Therapeutics. Dr. Robbins has directed drug discovery and development resulting in the advancement of drug candidates into Phase I, II and III human trials, including the development of clinical protocols with the FDA. She has also led programs for formulation, manufacturing, toxicology and pharmacology development. From 1994 to 1995, she was Research Scientist and Project Leader for Cancer Research at Chiron where she developed gamma-IFN recombinant retroviral immuno-gene therapy for cancer, and tk-recombinant retroviral gene therapy for brain tumors. From 1992 to 1993, Dr. Robbins was a Post Graduate Researcher at University of California, San Diego, where she developed a novel DNA-based immunotherapeutic for treatment of Her2/neu expressing tumors. From 1990 to 1991, she was a Research Fellow at the Garvin Institute for Medical Research, Centre for Immunology in Sydney, Australia, and from 1981 to 1989, Dr. Robbins was a Microbiologist at the Laboratory of Tumor Immunology and Biology at the National Cancer Institute in Bethesda, Maryland. Dr. Robbins’ background in drug discovery and development has resulted in over 20 scientific publications and 5 patents. Dr. Robbins received her B.S. degree in genetics from the University of California, Davis, and a Ph.D. degree in genetics from George Washington University, Washington D.C.

Cellia Habita, M.D., Ph.D. Dr. Habita is our Senior Vice President of Medical and Clinical Affairs and has served in this role since January 2005. Previously, Dr. Habita was Vice President of Medical and Clinical Affairs since joining us in March 2004. From 2001 to 2004, Dr. Habita was employed by Immusol, Inc., a biopharmaceutical company involved in development of therapies for cancer, viral diseases and certain dermatologic and ophthalmic disorders, where her most recent title was Director of Product Development and Preclinical. At Immusol, Dr. Habita directed product formulation, toxicology and pharmacology testing and oversaw offsite manufacturing. Dr. Habita was responsible for regulatory submissions in addition to assisting with clinical protocols and trial design. Under her leadership, two drug candidates were successfully launched into clinical trials. Previous to Immusol, Dr. Habita was Assistant Project Scientist at the Center for Molecular Genetics at the University of California, San Diego (UCSD). While at UCSD, Dr. Habita developed an in vivo gene transfer model in fetal tissue and neonates for the study of metabolic disorders and therapies to treat such disorders. Dr. Habita earned a Ph.D. in Human Genetics, completed her graduate research at Oxford University in the UK at The Wellcome Trust for Human Genetics where she identified chromosomal regions involved in Type I Diabetes. Dr. Habita received an MS in Biology and Genetics of Aging from The University of Paris VII in France and an M.D. in General Medicine from the National Institute of Medical Sciences in Algiers, Algeria. Her clinical training covered Pediatric and Adult Endocrinology, Obstetrics/Gynecology and Orthopedic Surgery at The Saint Louis and Robert Debré Hospitals in Paris, and she has conducted Genetic studies for Diabetes and Aging and Epidemiological studies in public health.

Brian M. Culley, MS, MBA. Mr. Culley is Vice President, Business Development and has served in this role since joining us in December 2004. From 2002 until 2004, Mr. Culley managed all strategic collaborations and licensing agreements for Immusol, Inc. in San Diego, where his most recent title was Director of Business Development and Marketing. From 1999 until 2000, he was a licensing and marketing associate at the University of California, San Diego Department of Technology Transfer & Intellectual Property Services and from 1996 to 1999, he was a research associate for Neurocrine Biosciences, Inc., where he performed drug discovery research. Mr. Culley has over 12 years of experience in the biotechnology industry, including deal structure and negotiation, licensing, due diligence, market and competitive research, and venture funding. He received a MS in Biochemistry from the University of California Santa Barbara and an MBA from The Johnson School of Business at Cornell University with an emphasis on private equity and entrepreneurship.

COMPOSITION OF THE BOARD AND COMMITTEES

The Board of Directors is currently composed of five members. Each director’s term is subject to the election and qualification of his successor, or his earlier death, resignation or removal. The authorized number of directors may not be less than three or more than nine and be changed by resolution of our Board of Directors. There are no family relationships among any of our directors or executive officers.

Majority of Independent Directors

A majority of the members of our Board of Directors are independent. We consider a director independent if that director does not have a direct or indirect material relationship with us. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the American Stock Exchange (“AMEX”), as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Messrs. Pykett, Goldberg and Bagnall are independent directors.

Board Committees

Our Board of Directors has standing Audit and Compensation Committees, each of which is comprised of our three independent directors- Messrs. Pykett, Goldberg and Bagnall. Mr. Bagnall serves as Chairman of the Audit Committee and Mr. Goldberg serves as Chairman of the Compensation Committee.

Below is a description of both committees of the Board of Directors. The Board of Directors has determined that each member of both committees meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company. Both committees have authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

We do not have a standing nominating committee or a committee performing similar functions. We believe that it is appropriate to have a standing nominating committee and the Board of Directors currently plans to appoint such a committee after the Annual Meeting. Each director participated in the consideration of director nominees for consideration at the Annual Meeting.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our Board of Directors, which is attached to this proxy statement as Appendix A.

We believe that each member of the Audit Committee is an “audit committee financial expert” within the meaning of Item 401(e)(2) of Regulation S-B under the Securities Act of 1933, as amended.

Report of the Audit Committee
of the Board of Directors

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, J.H. Cohn LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with the Company’s management. The Audit Committee has also discussed with the Company’s independent auditors, J.H. Cohn LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. Further, the Audit Committee has received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with J.H. Cohn LLP the independence of J.H. Cohn LLP from the Company.

Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,
Mark N.K. Bagnall
Michael M. Goldberg
Mark Pykett

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. All members of the Company’s Compensation Committee are independent.

Report of the Compensation Committee
on Executive Compensation

The Compensation Committee approves compensation objectives and policies for all employees and sets compensation for the Company’s executive officers.

Objectives and Policies

The Committee seeks to ensure that:
▪	Rewards are closely linked to Company-wide, area, team and individual performance;
▪	The interests of the Company’s employees are aligned with those of its stockholders through potential stock ownership; and
▪	Compensation and benefits are set at levels that enable the Company to attract, retain and motivate the highly qualified employees necessary to achieve the Company’s objectives.

Executive Officer Compensation Program Components. The Committee reviews the Company’s compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company’s compensation program for the Chief Executive Officer and other executive officers currently consists of base salary and equity-based compensation in the form of stock options.

Base Salary. Base salary levels for the Chief Executive Officer and the other executive officers are determined, in part, through comparisons with companies in the local pharmaceutical industry and other companies with which the Company competes for personnel. In addition, the Committee evaluates individual experience and performance and specific issues particular to the Company, such as creation of stockholder value and achievement of specific Company milestones. The Committee reviews each executive’s salary once a year and may increase each executive’s salary at that time based on: (i) the individual’s increased contribution to the Company over the prior 12 months; (ii) the individual’s increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels.

Annual Incentive Compensation. The Chief Executive and other executive officers may also be eligible to receive cash incentive compensation. In the last three years the Company has not awarded any annual incentive compensation to its named executive officers except that the Company paid its Chief Executive Officer a $15,000 bonus in 2003. The Compensation Committee currently intends to formulate bonus guidelines for executive officers which would provide a direct financial incentive in the form of annual cash bonuses based on the achievement during the fiscal year of specifically defined individual and corporate performance goals. We expect that a portion of the total possible incentive compensation will be based on the achievement of individual accomplishments and that the remaining portion will be based on the Company’s achievement of certain goals, measured both quarterly and annually. We will set bonus awards at a level competitive within the local pharmaceutical and high technology industries as well as among a broader group of technology companies of comparable size and complexity.

Equity-Based Incentive Compensation. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The Company does not currently have a formal equity incentive plan. Prior to the Company’s listing on AMEX in April 2004, the Company granted options to employees, directors and certain consultants pursuant to individual stock option agreements. The Company has approved and submitted to the stockholders for approval the 2005 Equity Incentive Plan (the “Incentive Plan”). If the Incentive Plan is approved by the stockholders, the Compensation Committee expects that it will grant options executives and certain other employees when such persons join the Company and periodically thereafter in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted will take into account or be based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the employee’s peer group, prior option grants to the employee and the level of vested and unvested options. The Compensation Committee expects that these options will generally vest as to 25% of the total shares within one year after the date of grant and then monthly over the next three years.

After its review of all existing programs, the Committee believes that, with the adoption of the Incentive Plan, the Company’s compensation program for its executive officers will be competitive with the compensation programs provided by other companies with which the Company competes.

Submitted by the Compensation Committee of the Board of Directors,
Mark N.K. Bagnall
Michael M. Goldberg
Mark Pykett

Meetings of the Board of Directors

During the fiscal year ended December 31, 2004, our Board of Directors met five times, our Audit Committee met four times and our Compensation Committee met two times. In addition, our Board of Directors acted by unanimous written consent on two occasions during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively during the last fiscal year.

Stockholder Communications with the Board of Directors

We have a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the our Secretary at ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121. All communications will be compiled by our Secretary and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more of our employees designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements or solicitations). All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees (including our executive officers) and directors. We will provide to any person without charge, upon request, a copy of the Code. Any such request must be made in writing to ADVENTRX Pharmaceuticals, Inc., c/o Investor Relations, 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121.

Compensation of Directors

Michael Goldberg, Mark Pykett and Mark Bagnall, as members of our Board of Directors, each receive a quarterly payment of $5,000 in consideration of such member’s services as a director. M. Ross Johnson receives a quarterly payment of $6,250 in consideration of his services as director and Chairman of the Board of Directors. In addition the Company has issued options to purchase shares of Common Stock to directors as compensation for their services as directors.

OWNERSHIP OF SECURITIES

The following table sets forth certain information as of April 15, 2005, concerning the ownership of Common Stock by (i) each of our stockholders that we believe is the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current member of our Board of Directors and (iii) each of our executive officers.

We determined beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and included all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase Common Stock that are presently exercisable or exercisable within 60 days of April 15, 2005 that are held by the persons listed below are included in the total number of shares beneficially owned for such person and are considered outstanding for the purpose of calculating the percentage ownership of such holder.  We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC in completing the table below.  Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons or contained in filings with the SEC, that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership of Common Stock is based on 54,269,822 shares of Common Stock outstanding as of April 15, 2005 and for any particular stockholder, the options or warrants described above held by that holder.

Name and Address of Beneficial Owner(1)	Beneficial Ownership as of April 15, 2005	Percent of Outstanding
Mark Capital LLC(2) PO Box 8030 Rancho Santa Fe, CA 92067	4,374,399	8.0%
Matthew Balk(3) 570 Lexington Ave. New York, NY 10022	3,345,390	6.1%
Current Directors
M. Ross Johnson, Ph.D.(4)	2,247,592	4.1%
Evan M. Levine(5)	4,624,399	8.5%
Mark Bagnall(6)	50,000	*
Michael Goldberg(7)	476,000	*
Mark Pykett(8)	53,000	*
Executive Officers who are not Directors
Joan Robbins, Ph.D.(9)	462,500	*
Cellia Habita, Ph.D.(10)	65,000	*
Carrie Carlander	5,000	*
Brian Culley	0	-
All directors and executive officers as a group	7,983,491	14.2%
_____________________
* Less than one percent.

(1)	Unless indicated otherwise, the address of each person listed in the table is c/o ADVENTRX Pharmaceuticals, Inc.; 6725 Mesa Ridge Road, Suite 100; San Diego, California 92121
(2)	Includes 180,000 shares of Common Stock subject to a warrant.
(3)
We have relied on information contained in a Schedule 13D filed by Mr. Balk on February 6, 2003 and on our records pertaining to issuance of securities to Mr. Balk. Mr. Balk has neither confirmed nor denied the information regarding his beneficial ownership set forth in this table. Includes 400,000 shares of Common Stock held by Mr. Balk’s wife’s retirement plan; 623,600 shares of Common Stock held by Mr. Balk as custodian for his two children; and exercisable warrants to purchase an aggregate of 254,528 shares of Common Stock.

(4)	Includes 500,000 shares of Common Stock exercisable under an option and exercisable warrants to purchase 532,528 shares of Common Stock.
(5)
Includes 4,194,399 shares of Common Stock held by Mark Capital LLC and 180,000 shares of Common Stock subject to a warrant held by Mark Capital LLC.  Mr. Levine is the managing member of Mark Capital LLC. Includes 250,000 shares of Common Stock exercisable under an option.

(6)	Consists of 50,000 shares of Common Stock exercisable under an option.
(7)
Includes 50,000 shares of Common Stock exercisable under an option; a warrant to purchase 6,000 shares of Common Stock; and 400,000 shares of Common Stock held by Emisphere Technologies, Inc., of which Dr. Goldberg is the President and Chief Executive Officer.

(8)	Includes 50,000 shares of Common Stock exercisable under an option.
(9)
Includes 300,000 shares of Common Stock exercisable under an option; 125,000 shares of Common Stock held by Dr. Robbins’ husband; and an exercisable warrant to purchase 37,500 share of Common Stock held by Dr. Robbins’ husband.

(10)	Consists of 60,000 shares of Common Stock exercisable under an option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2004, we engaged Burnham Hill Partners to provide placement agent services to us in connection with the sale of certain of our securities. In consideration of the services Burnham Hill Partners provided to us, we paid Burnham Hill Partners $874,532 and issued to Burnham Hill Partners and certain other persons designated by Burnham Hill Partners warrants to purchase up to an aggregate of 612,547 shares of Common Stock at $2.00 per share. Burnham Hill Partners is also entitled to a four percent cash commission on each cash exercise of warrants to purchase up to an aggregate of (i) 3,125,272 shares of Common Stock at $2.00 per share and (ii) 2,083,518 shares of Common Stock at $2.50 per share, which warrants were acquired by investors in transactions for which Burnham Hill Partners acted as placement agent. We believe that Matthew Balk, a person we believe is the beneficial holder of more than five percent of our outstanding Common Stock, is a partner of Burnham Hill Partners and therefore may have an indirect material interest in the amounts we paid to Burnham Hill Partners. We do not know the nature or extent of Mr. Balk’s indirect interest in the amounts we paid to Burnham Hill Partners, except that Burnham Hill Partners directed us to issue a warrant to purchase up to 184,447 shares of Common Stock directly to Mr. Balk from the warrants we were obligated to issue to Burnham Hill Partners.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by the Company’s Chief Executive Officer and each of the other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2004.

Name and Principal Position	Year	Annual Salary	Bonus	Securities underlying Options
Evan Levine (1) Chief Executive Officer, President, Chief Operating Officer and Secretary	2004 2003 2002	$ 210,000 $ 85,000 $ —	— — —	— 250,000 —
Nicholas J. Virca (2) Chief Executive Officer and President	2004 2003 2002	$ 155,036 $ 157,789 $ 120,192	— $15,000 —	— — 1,665,000
Joan M. Robbins (3) Chief Technical Officer	2004 2003 2002	$ 182,500 $ 127,497 $ —	— — —	— 300,000 —
Carrie E. Carlander (4) Chief Financial Officer, Vice President, Finance, and Treasurer	2004 2003 2002	$ 22,500 $ — $ —	— — —	— — —
Cellia Habita (5) Senior Vice President, Clinical Operations	2004 2003 2002	$ 130,000 $ — $ —	— — —	100,000 — —
Brian M. Culley (6) Vice President, Business Development	2004 2003 2002	$ 14,167 $ — $ —	— — —	— — —
________________________
(1)	Mr. Levine became an executive of the Company in October 2002 but did not receive any salary or other compensation from the Company in 2002. Mr. Levine began receiving an annual salary in July 2003.
(2)	Mr. Virca’s employment as Chief Executive Officer ended on September 4, 2004.
(4)	Ms. Carlander began her employment with the Company on November 17, 2004. Ms. Carlander’s current annual salary is $180,000.
(5)	Dr. Habita began her employment with the Company on March 8, 2004. Dr. Habita’s current annual salary is $210,000.
(6)	Mr. Culley began his employment with the Company on December 1, 2004. Mr. Culley’s current annual salary is $170,000.

Option Grants.

Name	Number of shares of Common Stock underlying options granted	Percent of total options granted to employees in the fiscal year ended December 31, 2004	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					0%	5%	10%
Evan Levine	0	0%	-	-	-	-	-
Nicholas J. Virca	0	0%	-	-	-	-	-
Joan M. Robbins	0	0%	-	-	-	-	-
Carrie E. Carlander	0	0%	-	-	-	-	-
Cellia Habita	100,000	76.9%	$1.50	03/01/2007	$10,000	$35,220	$62,960
Brian M. Culley	0	0%	-	-	-	-	-

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

No executive officer or Director of the Company exercised any options during the fiscal year ended December 31, 2004.

The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2004, and the value of options that were “in-the-money” as of December 31, 2004, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Common Stock.

	Number of Securities Underlying Unexercised Options At December 31, 2004		Value of in-the-Money Options At December 31, 2004 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Evan Levine	250,000	0	$55,000	$0
Nicholas J. Virca	0	0	$0	$0
Joan M. Robbins	200,000	100,000	$124,000	$62,000
Carrie E. Carlander	0	0	$0	$0
Cellia Habita	30,000	70,000	$0	$0
Brian M. Culley	0	0	$0	$0
________________________
 (1)  Value based on the closing price of Common Stock of $1.12 on December 31, 2004, less the option exercise price.

Employment Contracts

We have entered into employment offer letters with each of our named executive officers other than Mr. Levine, our Chief Executive Officer. Each letter sets forth the named executive officer’s initial base salary amount and initial stock option grant. None of the letters indicate a specific term of employment, and each officer’s employment may be terminated by either party at any time. We have not entered into an employment offer letter or agreement with Mr. Levine; Mr. Levine is employed as an at-will employee.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the approximate eight-month cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on April 27, 2004 (the day we registered our Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in each of the Company’s Common Stock, the Amex Composite Index, the Amex Biotech Index and the Nasdaq Biotechnology Index. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of our Common Stock.

	Cumulative Total Return
	4/27/2004	5/28/2004	6/30/2004	7/30/2004	8/31/2004	9/30/2004	10/29/2004	11/30/2004	12/31/2004
ADVENTRX Pharmaceuticals, Inc.	$100.00	$105.41	$97.30	$75.68	$89.73	$63.78	$53.51	$49.19	$60.54
Amex Biotech Index	$100.00	$90.72	$92.30	$85.29	$87.65	$92.71	$91.12	$91.71	$96.24
Nasdaq Biotechnology Index	$100.00	$90.25	$89.85	$81.31	$81.85	$84.55	$82.26	$85.11	$90.94
Amex Composite Index	$100.00	$95.73	$99.86	$99.11	$98.47	$101.62	$104.78	$112.35	$114.61

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities (“Section 16 Persons”), to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our Common Stock and derivative securities to acquire our Common Stock.  Section 16 Persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based on our review of the forms we have received, on other reports filed by Section 16 Persons with the SEC and on our records, we believe that during 2004 Cellia Habita and Mark Bagnall did not timely file a Form 3 to report their beneficial ownership of our Common Stock and Cellia Habita did not file a Form 4 in October 2004 to report her open market purchase of 5,000 shares of our common stock.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, five directors (constituting our entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are five nominees, all of whom are currently directors of the Company.

NOMINEES

Set forth below is information regarding the nominees for election to our board of directors:

Name	Position	Year First Elected
M. Ross Johnson, Ph.D.	Chairman of the Board	2002
Evan M. Levine	Director, Chief Executive Officer, President, Chief Operating Officer, Secretary and Vice Chairman of the Board	2002
Michael M. Goldberg, M.D.	Director	2004
Mark J. Pykett, V.M.D., Ph.D.	Director	2004
Mark Bagnall, CPA	Director	2004

Each person nominated has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF ALL NOMINEES NAMED IN
PROPOSAL 1

PROPOSAL 2
APPROVAL OF
2005 EQUITY INCENTIVE PLAN

Our board of directors is asking our stockholders to approve our 2005 Equity Incentive Plan (the “Incentive Plan”). Our Incentive Plan was adopted by our Board of Directors in April 2005. The Incentive Plan would take effect upon the approval of our stockholders. Set forth below is a description of the terms of the Incentive Plan. Please see Appendix B for a complete copy of the Incentive Plan.

General. The purposes of the Incentive Plan are to attract and retain the best available personnel, provide additional incentive to our employees, consultants and directors and promote the success of our business. The Incentive Plan provides for the following types of awards:

•	stock options;
•	stock appreciation rights;
•	restricted stock and stock unit awards;
•	performance shares;
•	stock grants; and
•	performance-based awards.

Participants. Any of our employees, our non-employee directors, consultants and advisors to us, as determined by the compensation committee, may be selected to participate in the Incentive Plan. As of April 15, 2005, there were approximately 21 persons who would be eligible to participate in the Incentive Plan. No participant may be granted an award to acquire more than 1,500,000 shares of common stock in any calendar year.

Automatic Option Grants. The Incentive Plan provides for the automatic grant, on an annual basis, to each non-employee director of a nonstatutory stock option to purchase 50,000 shares of our common stock. These automatic grants would be made at the first meeting of our board of directors following the annual meeting of stockholders in each year, commencing with the 2005 annual meeting of stockholders. To be eligible for an automatic grant, the non-employee director must have served on our board of directors for at least six months preceding the grant. Each automatic option grant would have an exercise price per share equal to 105% of the closing price of our common stock on the date of grant or if the date of grant is not a trading day, then 105% of the closing price of our common stock on the next trading day following the date of grant. Each of these option grants to non-employee directors would vest with respect to one twelfth of the shares subject to the option at the end of each calendar month after the date of grant.

Administration. The Incentive Plan will be administered by the compensation committee of the board of directors (the “Committee”), which is presently composed of three members, all of whom are independent directors as defined by the regulations of the SEC and the American Stock Exchange. Members of the Committee serve until the appointment of their successors or their removal by the board of directors at any time. The board of directors may at any time exercise any of the powers and responsibilities assigned to the Committee under the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee has complete authority to make, or select the manner of making, all determinations with respect to awards to be granted, including the form of award and the employee, consultant or director to receive the award, by considering such factors as the Committee shall deem relevant in its discretion. Subject to the provisions of the Incentive Plan, the Committee also has complete authority to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements concerning the terms of an award, and to make all other determinations necessary or advisable for the administration of the Incentive Plan. All decisions, interpretations and other actions of the Committee shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Stock options. Stock options may be granted under the Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code (the “Code”), and nonqualified stock options. Any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) would not be granted at a price that is less than 100.0% of the fair market value of our common stock on the date of grant or, in the case of grants to holders of at least 10.0% of the voting power of all classes of our stock, 110.0% of the fair market value. The term of options granted shall generally be ten years, except that incentive stock options granted to 10.0% stockholders shall have a term of five years. The option exercise price of all nonqualified stock options would be determined by the administrator and is not limited by the foregoing restrictions on price.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our common stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender and broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

Stock appreciation rights (SAR). A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. The administrator may pay that amount cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR would be determined by the administrator at the time of the grant of award and would be reflected in the award agreement.

Restricted stock and stock units. A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units), at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may, if permitted by the administrator, have full voting and dividend rights with respect to such shares. The restrictions would lapse in accordance with a schedule or other conditions determined by the administrator.

Performance units. A performance unit award is a contingent right to receive a pre-determined number of shares of our common stock if certain performance goals are met. The value of performance units would depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock or a combination of both.

Stock grants. A stock grant is an award of shares of common stock without restriction. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation.

Performance-based awards. Grants of performance-based awards enable us to treat other awards granted under the Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees and those likely to become covered employees are eligible to receive performance-based awards.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the administrator would have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that would be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant would have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Shares reserved for issuance. Subject to certain adjustments, we would be able to issue a maximum of 6,000,000 shares of our common stock, including shares of our common stock that may be issued upon the exercise of options, under the Incentive Plan. In addition, on January 1 of each year, there would be an automatic increase in the number of shares reserved for issuance under the Incentive Plan equal to the lesser of (i) one percent of the number of outstanding shares of our common stock on such day, (ii) 750,000 and (iii) such other amount as our board of directors may specify prior to the date such annual increase is to take effect. The maximum aggregate number of shares of our common stock which may be issued pursuant to or subject to outstanding “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) granted under the Incentive Plan is 5,000,000.

Acceleration of vesting. The vesting of any awards granted under the Incentive Plan may be accelerated in full in the event of a merger or sale of the company if the acquiring entity does not assume or replace the awards with comparable awards.

Limitation of Rights. Participants in the Incentive Plan will not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of stock subject to an award unless and until a certificate has been issued for the shares and delivered to the participant. Any stock issued pursuant to awards is subject to all restrictions on transfer imposed by our certificate of incorporation and bylaws.

Transferability. Except as otherwise provided in the Incentive Plan, options and awards are not transferable, and no options, awards or interests in them may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. All of a participant’s rights in any option or award may be exercised during the life of the participant only by the participant or the participant’s legal representative. However, the administrator may, at or after the grant of a nonstatutory option, or shares of restricted stock, provide that such award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer will be valid unless first approved by the administrator, acting in its sole discretion.

Amendment and termination. The administrator, with the approval of our board of directors, may terminate, amend or modify the Incentive Plan at any time, however, stockholder approval would be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. We may not make any grants under the Incentive Plan after the tenth anniversary of the effective date of the plan.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an option or award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of the named executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the Incentive Plan and performance goals under the Incentive Plan, setting individual annual limits on each type of award, and certain other requirements. The Incentive Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards if we should make them.

Registration with the SEC. Upon approval of the Incentive Plan, we plan to file a Registration Statement on Form S-8 with the SEC to register the issuance of the shares issuable under the Incentive Plan.

Stockholder Approval. Approval of the Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

Post-approval Grants/Plan Benefits. We currently anticipate that if the stockholders approve the Incentive Plan then promptly after such approval we would recommend that the Committee authorize the grant to 14 of our employees of non-statutory stock options to purchase an aggregate of approximately 709,000 shares of our common stock representing the options we would have granted such employees on the date of their hire or the date we agreed to issue such options for those grants that were bonus grants; each of these options would have an exercise price equal to the closing price on the date we agreed to grant such option. The Committee may, however, determine to increase the exercise price of each of these options to equal the current market price or some other price that is higher than the closing price on the date we agreed to issue these options. If the Committee does determine to increase the exercise price of these options, we believe that the Committee would also increase the number of shares subject to these options in order to compensate for the higher exercise price. In addition, pursuant to the terms of the Incentive Plan, an option to purchase 50,000 shares of our common stock would be automatically granted to each of our four non-employee directors at the first meeting of our board of directors following the Annual Meeting. The table below identifies with more specificity the allocation of these grants. Unless otherwise indicated below, each option listed below would (i) have an exercise price as indicated below, (ii) vest with respect to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to 1/48 of the shares subject to the option each month thereafter, (iii) expire ten years after the vesting commencement date. The closing price of our Common Stock on April 15, 2005 was $2.60.

Name and Position	Shares Subject to Option	Exercise Price	Vesting Commencement Date
Evan Levine Chief Executive Officer, President, Chief Operating Officer and Secretary	-	-	-
Joan M. Robbins Chief Technical Officer	100,000[1]	$1.03[2]	01-03-2005
Carrie E. Carlander Chief Financial Officer, Vice President, Finance, and Treasurer	200,000[3]	$0.85[2]	11-17-2004
Cellia Habita Senior Vice President, Clinical Operations	100,000[1]	$1.03[2]	01-03-2005
Brian M. Culley Vice President, Business Development	100,000[3]	$0.85[2]	12-01-2004
Executive Group	500,000[4]	$0.92[5]	see above
Non-Executive Director Group	200,000	(6)	(6)
Non-Executive Officer Employee Group	209,000[4]	$1.31[5]	05-01-2004 to 03-21-2005
1	The shares subject to this option represent the number of option shares we agreed to grant to this employee as a bonus on January 3, 2005.
2	The per share exercise price of this option represents the closing price of our common stock on the date we agreed to grant this option.
3	The shares subject to this option represent the number of option shares we agreed to grant to this employee on the date of their hire.
4	This share figure represents the aggregate number of shares we agreed to grant to this employee group on the date of their hire or, for bonus grants, on January 3, 2005, the effective date of these bonuses.
5	This exercise price represents the weighted-average closing price of our common stock on the dates we agreed to grant these option shares.
6	The options to be granted to non-executive directors will have an exercise price equal to 105% of the closing price of our common stock on the date of grant. We currently expect that our board of directors will meet promptly after the conclusion of our Annual Meeting.

United States Income Tax Considerations

The grant of the above-listed nonqualified stock options will not result in taxable income to the recipient. Except as described below, the recipient will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Incentive Plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3
APPROVAL OF
2005 EMPLOYEE STOCK PURCHASE PLAN

Our board of directors is asking our stockholders to approve our 2005 Employee Stock Purchase Plan (the “ESPP”). Our ESPP was adopted by our board of directors in April 2005. The ESPP would take effect upon the approval of our stockholders and would be administered by the board of directors or a committee named by the board of directors would supervise and administer the ESPP. Set forth below is a description of the terms of the ESPP. Please see Appendix C for a complete copy of the ESPP.

General. We may issue a maximum of 1,000,000 shares of our Common Stock under the ESPP, subject to an automatic increase on January 1 of each year in the number of shares reserved for issuance equal to the lesser of (i) one percent of the number of outstanding shares of Common Stock on such day, (ii) 750,000 and (iii) such other amount as our board of directors may specify prior to the date such annual increase is to take effect. The ESPP would terminate on the tenth year anniversary of the adoption of the ESPP by our stockholders. Our board of directors may amend or terminate the plan.

Purpose. We believe that employees participation in the ESPP will align more closely the interests of the employees with the interests of the Company and our stockholders.

Eligibility. Any employee of the Company who customarily works more than 20 hours per week and more than five months in a calendar year, is eligible to participate in the ESPP. Employees of any future subsidiary of the Company may also participate.

Participation. Eligible employees may voluntarily elect to participate in the ESPP by completing a payroll deduction authorization which is effective on the first day of the plan year. Payroll deductions are limited to 10% of the participating employee’s base pay for the plan year up to a maximum of $25,000 per year.

Purchase Price. The payroll deductions authorized by participating employees are used to purchase newly issued shares of Common Stock from the Company at the end of each plan year. The purchase price is the lower of 85% of the fair market value of the shares on the first day or the last day of each offering period.

Exercise and Withdrawal. Shares are purchased for participating employees automatically on the last day of an offering period, unless the participant elects in writing prior to such date not to complete the purchase. A participant may at any time during an offering period year give notice that he or she does not wish to continue to participate, and all amounts withheld are then refunded with interest.

Income Tax Consequences. The ESPP is a “qualified” ESPP under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, no income will result to a participant upon the purchase of shares, and no deduction will be allowed by the Company. The gain, if any, resulting from a disposition of the share received by a participant, is reported according to the provisions of Section 423 of the Internal Revenue Code, and will generally be taxed in part as ordinary income and in part as capital gain.

Registration with the SEC. Upon approval of the ESPP, we plan to file a Registration Statement on Form S-8 with the SEC to register the issuance of the shares issuable under the ESPP.

Stockholder Approval. Approval of the ESPP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected J.H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. J.H. Cohn LLP has audited the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of J.H. Cohn LLP as the Company’s independent auditors. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of J.H. Cohn LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

We do not expect that representatives of J.H. Cohn LLP will be present at the Annual Meeting, however, if any representatives of J.H. Cohn LLP do attend the Annual Meeting such representatives would be given the opportunity to make a statement if they desire to do so and would likely be available to respond to appropriate questions.

Independent Auditors’ Fees

The following table shows the fees paid or accrued by us for the audit services provided by J.H. Cohn LLP for fiscal 2004 and 2003. During the fiscal years ended December 31, 2004 and 2003, no other fees were billed by J.H. Cohn LLP for information technology consulting or any other services.

	2004	2003
Audit Fees(1)	$61,780	$36,534
Audit-Related Fees	$6,340	-
Tax Fees	-	$4,244
All Other Fees	-	-
Total	$68,120	$40,778
________________
(1)	Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-QSB.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, J.H. Cohn LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by J.H. Cohn LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement relating to the 2006 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received a reasonable time before the date the Company begins to print and mail its proxy materials for the 2006 Annual Meeting of Stockholders, but in no event later than December [23], 2005.

For any other business to be properly submitted by a stockholder for the 2006 Annual Meeting of Stockholders, the stockholder must give timely notice in writing to the Company. To be considered timely for the 2006 Annual Meeting of Stockholders, the stockholder’s notice must be received no later than March [8], 2006, unless otherwise permitted by applicable rules. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company and contain the information required by the Company’s bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ADVENTRX stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, Attention: Chief Financial Officer, or call 858-552-0866. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A copy of the Annual Report of the Company for the 2004 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

By Order of the Board of Directors

Evan Levine,
Chief Executive Officer, President and Corporate Secretary
San Diego, California
April 15, 2005

APPENDIX A

ADVENTRX Pharmaceuticals, Inc.
Audit Committee Charter
(Adopted by the Board of Directors as of March 24, 2004)

Charter

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval.

Membership of Committee

The Committee shall be composed of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise satisfy the independence requirements of The American Stock Exchange and the rules and regulations of the Securities and Exchange Commission (the “Commission”), including the independence standards specified in Section 121A and Rule 10A-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

All Committee members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement and at least one member must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A Committee member who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K shall be presumed to qualify as financially sophisticated. Additionally, the Committee shall periodically review and shall disclose as required under the Securities Act of 1933, as amended, whether any of its members is an “audit committee financial expert,” as such term is defined in Rule 407 under the Exchange Act.

Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, if one exists. The Chairman of the Committee shall be designated by a majority vote of the full Committee. Any Committee member may be replaced by the Board at any time.

Meetings

The Committee shall meet as often as it shall determine, but not less frequently than annually. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of and procedural matters concerning the Board.

Purposes of the Committee

The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

Appendix A-1

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board and, specifically, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the Company’s independent auditor or the performance of the internal audit function. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. Additionally, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may deem necessary or advisable to retain to assist the Committee in carrying out its duties.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

Relating to the Independent Auditor

•
The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Committee, as representatives of the Company’s stockholders. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), terminate and replace the independent auditor. The Committee may receive input from the management of the Company on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

•
The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by the independent auditor, giving effect to the “de minimus” exception for ratification of certain non-audit services set forth in Section 10A(a)(i)(1)(B) of Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor’s independence from management.

•
The Committee shall discuss with the auditors their independence from management and the Company, and shall review all written disclosures required by the Independence Standards Board to be provided by the independent auditor. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, to the extent required by law.

Relating to Audits and Financial Statements

•
The Committee shall discuss with the independent auditor the overall scope and plans for the annual audit. Also, the Committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•
The Committee shall review with management and the independent auditor the audited financial statements (including management’s discussion and analysis contained therein) to be included in the Company’s Annual Report of Form 10-K, including their judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. Additionally, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

Appendix A-2

•
The Committee shall similarly review the interim financial statements with management and the independent auditor prior to the filing of the each of the Company’s Quarterly Reports on Form 10-Q. Additionally, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards. The chairman of the Committee may represent the entire Committee for the purposes of this review.

•
The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee shall also obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

•
The Committee shall review each report of the independent auditor, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•
The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company’s financial statements and results of operations.

Relating to Other Compliance Matters

•
The Committee shall establish, or determine that there have been established, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

•	The review and approval of the Committee shall be required prior to the Company entering into any transactions with a related party.

•
The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that may, from time to time, be established by the American Stock Exchange or the Commission.

•
The Company shall also be designated as the committee of the Board that shall receive, review and take action with respect to any reports by attorneys, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, of evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Company or one of its agents.

Appendix A-3

APPENDIX B

ADVENTRX PHARMACEUTICALS, INC.
2005 EQUITY INCENTIVE PLAN

1. Purpose. The 2005 Equity Incentive Plan (the “Plan”) of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is intended to encourage ownership of Stock by employees, consultants and directors of the Company and Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2. Definitions. As used in the Plan, the terms set forth below shall have the meanings set forth below:

2.1 Accelerate, Accelerated, and Acceleration means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the Stock or Stock Appreciation Right for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to such Stock or Restricted Stock Units shall expire with respect to some or all of the Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2 Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3 Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4 Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units or Stock Grants.

2.5 Award Agreement means an agreement between the Company and a Participant, setting forth the terms and conditions of an Award.

2.6 Board means the Board of Directors of the Company.

2.7 Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) an Acquisition, unless in connection with any merger or consolidation securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction;

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

Appendix B-1

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred.

2.8 Code means the Internal Revenue Code of 1986, as amended, or any successor statutes thereto, and any regulations issued from time to time thereunder.

2.9 Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5. For any period during which no such committee is in existence, “Committee” means the Board, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10 Continuous Service means the absence of any interruption or termination of service as an employee, director or consultant of the Company or any Subsidiary. Continuous Service shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.

2.11 Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.12 Effective Date means ___________, 2005, the date the requisite number of stockholders of the Company approved the Plan.

2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14 Grant Date means the date as of which an Award is granted, as determined under Section 7.1(a).

2.15 Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16 Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of a share of Stock as of any date is the closing price for a Stock as reported on the American Stock Exchange LLC (or on any national securities exchange or other established market on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.17 Nonstatutory Option means any Option that is not an Incentive Option.

2.18 Option means an option to purchase Stock.

2.19 Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.20 Parent means a parent corporation of the Company, whether now or hereafter existing, as defined by Section 424(e) of the Code.

2.21 Participant means any holder of an outstanding Award under the Plan.

2.22 Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, results of clinical trial or FDA approvals. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

Appendix B-2

2.23 Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, Subsidiary, or an individual.

2.24 Performance Period means the one or more periods, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.25 Performance Unit means a right granted to a Participant under Section 7.5 to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.26 person means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.27 Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.28 Restricted Stock means a grant or sale of Stock to a Participant subject to a Risk of Forfeiture.

2.29 Restricted Stock Units means rights to receive Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.30 Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.31 Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire Restricted Stock at less than the then Market Value of such Restricted Stock, arising because of the occurrence or non-occurrence of specified events or conditions.

2.32 Securities Act means the Securities Act of 1933, as amended.

2.33 SEC means the Securities and Exchange Commission.

2.34 Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.35 Stock Appreciation Right means a right to receive any excess in the Market Value of a share of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.36 Stock Grant means the grant of Stock not subject to restrictions or other forfeiture conditions.

Appendix B-3

2.37 Subsidiary means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.38 Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

2.39 Vesting Commencement Date means, with respect to an Option or Stock Appreciation Right, the date, determined by the Committee, on which the vesting of the Option or Stock Appreciation Right shall commence, which may be the Grant Date or a date prior to or after the Grant Date.

3. Term of the Plan. Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under the Plan at any time in the period commencing on the Effective Date and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4. Stock Subject to the Plan. Subject to Section 8, the maximum aggregate number of shares of Stock which may be issued pursuant to or subject to outstanding Awards granted under the Plan is 6,000,000, plus an annual increase to be automatically added on the first day of the Company’s fiscal year beginning in 2006 equal to the lesser of (i) one percent of the number of outstanding shares of Stock on such day, (ii) 750,000 and (iii) such other amount as the Board may specify prior to the date such annual increase is to take effect. The maximum aggregate number of shares of Stock which may be issued pursuant to or subject to outstanding Incentive Options granted under the Plan is 5,000,000. For purposes of applying the foregoing limitations, if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient shall again be available for Awards to be granted under the Plan. In addition, exercise or settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Stock issued pursuant to Awards granted under the Plan and later repurchased by the Company pursuant to any repurchase right (other than the repurchase of shares that have not vested and are subject to forfeiture prior to vesting) that the Company may have shall not be available for future grant of Awards under the Plan.

5. Administration. The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan, including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

6. Authorization of Grants.

6.1 Eligibility. The Committee may grant from time to time and at any time prior to the termination or expiration of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any Parent or Subsidiary of the Company, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 1,500,000 shares of Stock subject to the Plan.

Appendix B-4

6.2 General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has (a) (i) executed an Award Agreement with respect to such Award and delivered a fully executed copy of such Award Agreement to the Company, or (ii) otherwise affirmatively assented to the terms and conditions of an Award Agreement with respect to such Award, including by “click through” agreement, pursuant to procedures and guidelines approved by the Committee, and (b) otherwise complied with the applicable terms and conditions of such Award.

6.3 Effect of Termination of Employment, Disability or Death.

(a) Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and Affiliates ends for any reason other than by total disability or death, including because of the Participant’s employer ceasing to be an Affiliate, (i) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, subject to the condition that no Option or Stock Appreciation Right shall be exercised after its expiration in accordance with its terms, and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other public (such as jury duty) or personal leave approved by an authorized representative of the Company shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(b) Disability of Participant. If a Participant’s employment or other association with the Company and Affiliates ends due to disability (as defined in Section 22(e)(3) of the Code), and such Participant was in Continuous Service from the Grant Date until the date of termination of service, (i) any outstanding Option or Stock Appreciation Right may be exercised at any time within six months following the date of termination of service, but only to the extent of the accrued right to exercise at the time of termination of service, subject to the condition that no Option or Stock Appreciation Right shall be exercised after its expiration in accordance with its terms and (ii) any other outstanding Award or the Participant shall be forfeited or otherwise subject to return or repurchase by the Company on the terms specified in the applicable Award Agreement.

(c) Death of Participant. In the event of the death of a Participant who is at the time of such Participant’s death an employee, director or consultant and who was in Continuous Service as from the Grant Date until the date of death, (i) any outstanding Option or Stock Appreciation Right of such Participant shall cease to be exercisable in any respect not later than 12 months following the date of death and, for the period it remains exercisable following the date of death, shall be exercisable by such Participant’s estate or by a person who acquired the right to exercise such Award by bequest, inheritance or otherwise as a result of the Participant’s death, but only to the extent exercisable at the date of death, subject to the condition that no Option or Stock Appreciation Right shall be exercised after its expiration in accordance with its terms, and (ii) any other outstanding Award of such Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

6.4 Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or Restricted Stock, provide that such Award may be transferred by the recipient through a gift or domestic relations order in settlement of marital property rights to any of the following donees or transferees and may be reacquired by the Participant from any of such donors or transferees:

Appendix B-5

(a) any “family member,” which includes any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships and any individual sharing the Participant’s household (other than a tenant or employee);

(b) a trust in which family members have more than 50% of the beneficial interests;

(c) a foundation in which “family members” (or the Participant) control the management of assets; and

(d) any other entity in which “family members” (or the Participant) own more than 50% of the voting interests.

provided, that (x) any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion; (y) the Award Agreement pursuant to which such Awards are granted, and any amendments thereto, must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 6.4; and (z) subsequent transfers of transferred Awards shall be prohibited except in accordance with this Section 6.4. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term of the Plan or in the Award Agreement shall continue to be applied with respect to the original Participant, following which any Options or Stock Appreciation Rights shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 6.3, as applicable.

7. Specific Terms of Awards.

7.1 Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be a date other than the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The per share price at which Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of a share of Stock on the Grant Date, or not less than 110% of the Market Value of a share of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. Unless the Committee specifically determines otherwise at the time of the grant of the Option, each Option shall vest and become exercisable, cumulatively, as to one-fourth of the Stock originally subject to the Option at the first anniversary of the Vesting Commencement Date and as to one forty-eighth of the Stock originally subject to the Option at the end of each successive month thereafter until all of the Stock subject to the Option have vested, subject to Section 6.3. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

Appendix B-6

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the Stock to be purchased or, if the Committee had so authorized on the grant of an Incentive Option or on or after grant of a Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of

(i) Stock having a Market Value equal to the exercise price of the Stock to be purchased upon exercise of such Option, or

(ii) unless or to the extent not prohibited by applicable law, the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares of Stock then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit.” The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and Affiliates. Any Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(h) Automatic Option Grants. The provisions set forth in this Section 7.1(h) shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. All grants of Options to non-employee directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which non-employee directors shall be granted Options.

(ii) Each non-employee director shall be automatically granted a Nonstatutory Option (an “Automatic Director Option”) to purchase 50,000 shares of Stock at the first meeting of the Board following the annual meeting of stockholders in each year, commencing with the 2005 annual meeting of stockholders, provided that such director is not an employee and if, as of such date, such non-employee director shall have served on the Board for at least the preceding six months.

Appendix B-7

(iii) The terms of an Automatic Director Option granted hereunder shall be as follows:

(A) the term of the Automatic Director Option shall be 10 years;

(B) the exercise price per share shall be 105% of the Market Value per share on the date of grant of the Automatic Director Option. In the event that the date of grant of the Automatic Director Option is not a trading day, the exercise price per share shall be 105% of the Market Value on the next trading day immediately following the date of grant of the Automatic Director Option;

(C) subject to Section 9, the Automatic Director Option shall become exercisable as to 1/12th of the shares subject to the Automatic Director Option at the end of each calendar month after its date of grant, provided that the Optionee was in Continuous Service on such dates;

(D) except as the terms of this Section 7.1(h) otherwise provide, the terms and conditions of the Plan shall apply to Automatic Director Options.

(iv) In the event that any Automatic Director Option granted under the Plan would cause the number of shares subject to outstanding Options plus the number of shares previously purchased under Options to exceed the total number of authorized shares then available under the Plan, the remaining shares available for Option grant shall be granted under Options to the non-employee directors on a pro rata basis. No further grants shall be made until such time, if any, as additional shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

7.2 Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have such exercise price as the Committee may determine, except that in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the Stock Appreciation Rights shall equal the exercise price of the related Option.

(c) Other Terms. Except as the Committee may deem inadvisable or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the 30-day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3 Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to Section 7.3(c), shall be issued a stock certificate in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

Appendix B-8

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE 2005 EQUITY INCENTIVE PLAN OF THE ISSUER AND AN AWARD AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND THE ISSUER. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE ISSUER.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4 Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5 Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

Appendix B-9

(b) Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6 Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7 Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “Outside Directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability. This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than 90 days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

Appendix B-10

(e) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

(g) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan, granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

7.9 Notwithstanding any other provisions of the Plan, it is not intended that any grant of an Award shall result in the deferral of compensation within the meaning of Section 409A of the Code; provided, however, that to the extent the grant of an Award would result in the deferral of compensation under Section 409A of the Code, such Award shall comply with the requirements of Section 409A of the Code. .

8. Adjustment Provisions.

8.1 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. Subject to Section 8.2, if subsequent to that date the outstanding number of shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such outstanding Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

Appendix B-11

8.2 Treatment in Certain Acquisitions.

(a) Subject to any provisions of then outstanding Awards granting different rights to the holders thereof, in the event of an Acquisition constituting a Change of Control in which outstanding Awards are not Accelerated in full, any then outstanding Awards shall nevertheless Accelerate in full if not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or the entity in control of such successor or acquiring entity, and thereafter (or after a reasonable period following such Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of such Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following such Acquisition. Each outstanding Award that is assumed in connection with such Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, will be appropriately adjusted, immediately after such Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

(b) For the purposes of this Section 8.2, an Award shall be considered assumed or replaced by a comparable Award if, following the Acquisition constituting a Change of Control, the Award confers the right to purchase, for each share of Stock subject to the Award immediately prior to such Acquisition, the consideration (whether stock, cash or other securities or property) received in such Acquisition by holders of Stock on the effective date of such Acquisition (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in such Acquisition was not solely common stock of the successor corporation or its Parent or Subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award for each share of Stock subject to the Award to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Stock in such Acquisition.

8.3 Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, (a) each outstanding Option and Stock Appreciation Right shall terminate, but the Optionee or Stock Appreciation Right holder shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option or Stock Appreciation Right to the extent exercisable on the date of dissolution or liquidation; (b) each share of Restricted Stock that is subject to a Risk of Forfeiture immediately prior to such dissolution or liquidation may, at the election of the Company, be forfeited by the Company prior to such dissolution or liquidation pursuant to the terms of the applicable Award Agreement; and (c) subject to subparts (a) and (b) of this Section 8.3, each other outstanding Award shall be forfeited.

8.4 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 8.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.5 Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

Appendix B-12

9. Settlement of Awards

9.1 In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

9.2 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the SEC, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the SEC, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.3 Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, or bylaws, of the Company.

9.4 Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for such Participant’s own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.5 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that such person agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Stock, such person will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any Stock during the 180-day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

Appendix B-13

9.6 Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.4 in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the SEC in respect to such Stock. All certificates for Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.7 Tax Withholding. Whenever Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10. Reservation of Stock. The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11. Limitation of Rights in Stock; No Special Service Rights. Subject to Section 7.3(e), a Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his/her agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the bylaws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of such recipient’s employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or bylaws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and Affiliates.

12. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained in this Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Appendix B-14

13. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14. Termination and Amendment of the Plan.

14.1 The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment unless such amendment is necessary to comply with Section 409A of the Code. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

14.2 The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without such recipient’s consent unless the impairment of such rights is necessary to comply with Section 409A of the Code.

15. Notices and Other Communications. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at such recipient’s residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

16. Governing Law. The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

Appendix B-15

2005 EQUITY INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned person (“Optionee”) have entered into this Stock Option Agreement (this “Agreement”) effective as of the Grant Date set forth below. The Company has granted to Optionee the option (the “Option”) to purchase the number of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth below at the per Share purchase price (the “Exercise Price”) set forth below, pursuant to the terms of this Agreement. The Option was granted under the Company’s 2005 Equity Incentive Plan (the “Plan”).

Optionee Name:	_____________________
Grant Date:	MM/DD/YYYY
Vesting Commencement Date:	MM/DD/YYYY
Shares:	X,XXX
Exercise Price:	$X.XX

1. Terms of Plan. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed thereto in the Plan. Optionee confirms and acknowledges that Optionee has received and reviewed copies of the Plan and the Information Statement, dated _____________, with respect to the Plan. Optionee and the Company agree that the terms and conditions of the Plan are incorporated in this Agreement by this reference.

2. Nature of the Option. The Option has been granted as an incentive to Optionee’s Continuous Service, and is in all respects subject to such Continuous Service and all other terms and conditions of this Agreement. The Option is intended to be an [Incentive/Nonstatutory] Option within the meaning of the Plan.

3. Vesting and Exercise of Option. The Option shall vest and become exercisable during its term in accordance with the following provisions:

(a)  Vesting and Right of Exercise.

(i) The Option shall vest and become exercisable with respect to one-fourth of the Shares at the first anniversary of the Vesting Commencement Date set forth in the preamble of this Agreement and as to one forty-eighth of the Shares at the end of each successive month thereafter until all of the Shares have vested, subject to Optionee’s Continuous Service.

(ii) In the event of Optionee’s death, disability or other termination of Optionee’s Continuous Service, the Option shall be exercisable in the manner and to the extent provided in Section 6.3 of the Plan.

(iii) No fraction of a Share shall be purchasable or deliverable upon exercise of the Option, but in the event any adjustment hereunder of the number of Shares shall cause such number to include a fraction of a Share, such number of Shares shall be rounded down to the nearest smaller whole number of Shares.

(b)  Method of Exercise. In order to exercise any portion of the Option which has vested, Optionee shall notify the Company in writing of the election to exercise such vested portion of the Option and the number of Shares in respect of which the Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Exhibit A (the “Exercise Notice”). The certificate or certificates representing Shares as to which the Option has been exercised shall be registered in the name of Optionee.

Appendix B-16

(c)  Restrictions on Exercise.

(i) Optionee may exercise the Option only with respect to Shares that have vested in accordance with Section 3(a) of this Agreement.

(ii) Optionee may not exercise the Option if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities law or other law or regulation.

(iii) The method and manner of payment of the Exercise Price will be subject to the rules under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise.

(iv) As a condition to the exercise of the Option, the Company may require Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificate(s) for the Shares issued upon exercise of the Option may bear appropriate legends restricting transfer.

(v) Optionee may only exercise the Option upon, and the obligations of the Company under this Agreement to issue Shares to Optionee upon any exercise of the Option is conditioned on, satisfaction of all federal, state, local or other withholding tax obligations associated with such exercise (whether so required to secure for the Company an otherwise available tax deduction or otherwise) (“Withholding Obligations”). The Company reserves the right to require Optionee to remit to the Company an amount sufficient to satisfy all Withholding Obligations prior to the issuance of any Shares upon any exercise of the Option. Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to Optionee any amounts necessary to meet any Withholding Obligations.

4. Non-Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Agreement shall bind the executors, administrators, heirs and successors of Optionee.

5. Method of Payment.

(a)  Upon exercise, Optionee shall pay the aggregate Exercise Price of the Shares purchased by any of the following methods, or a combination thereof, at the election of Optionee:

(i) by cash;

(ii) by certified or bank cashier’s check;

(iii) if shares of Common Stock are traded on an established stock market or exchange on the date of exercise, by surrender of whole shares of Common Stock having a Market Value equal to the portion of the Exercise Price to be paid by such surrender, provided that if such shares of Common Stock to be surrendered were acquired upon exercise of an Incentive Option, Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code; or

(iv) if shares of Common Stock are traded on an established stock market or exchange on the date of exercise, pursuant to and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).

Appendix B-17

(b)  If Optionee shall pay all or a portion of the aggregate Exercise Price due upon an exercise of the Option by surrendering shares of Common Stock pursuant to Section 5(a)(iii), then Optionee:

(i) shall accompany the Exercise Notice with a duly endorsed blank stock power with respect to the number of shares of Common Stock to be surrendered and shall deliver the certificate(s) representing such surrendered shares to the Company at its principal offices within two business days after the date of the Exercise Notice;

(ii) authorizes and directs the Secretary of the Company to transfer so many of the shares of Common Stock represented by such certificate(s) as are necessary to pay the aggregate Exercise Price in accordance with this Agreement;

(iii) agrees that Optionee may not surrender any fractional share as payment of any portion of the Exercise Price; and

(iv) agrees that, notwithstanding any other provision in this Agreement, Optionee may only surrender shares of Common Stock owned by Optionee as of the date of the Exercise Notice in the manner and within the time periods allowed under Rule 16b-3 promulgated under the Exchange Act.

6. Adjustments to Option. Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option, and the Exercise Price, shall be proportionately adjusted in accordance with and pursuant to Section 8.1 of the Plan. Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Agreement, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or the Exercise Price.

7. Term of Option. The Option may not be exercised more than 10 years after the Grant Date, and may be exercised during such term only in accordance with the terms of this Agreement.

8. Not Employment Contract. Nothing in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate Optionee’s Continuous Service at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.

9. Tax Consequences Generally. Optionee acknowledges that Optionee may suffer adverse tax consequences as a result of Optionee’s exercise of the Option. Optionee acknowledges that the Company advises that Optionee consult with Optionee’s tax advisers in connection with any exercise of the Option or disposition of the Shares receivable upon exercise of the Option. Optionee agrees that Optionee is not relying on the Company for any tax advice with respect to the acceptance or exercise of the Option, the disposition of any Shares Optionee may acquire upon exercise of the Option or otherwise. Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the aggregate Exercise Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of Optionee.

10. Adjustments in Acquisitions. [APPLICABLE PROVISION TO BE DESIGNATED BY COMPENSATION COMMITTEE AT TIME OF GRANT]

[In accordance with the provisions of Section 8.2(a) of the Plan, the Option will Accelerate in full in the event of an Acquisition constituting a Change of Control if Optionee remains employed by the Company or one of its Affiliates as of the closing date of such Acquisition, and the Option is not assumed or replaced by the successor or acquiring entity or the entity in control of such successor or acquiring entity in accordance with Section 8.2 (referred to for purposes of this section as the “Acquirer”). Otherwise, the Option will not Accelerate in the event of an Acquisition. In this regard, if Optionee is offered employment or some other continuing role by or on behalf of the Acquirer, including but not limited to, continuing employment with the Company, and in connection therewith, the Acquirer offers to assume or replace the Option, the Option will not Accelerate if Optionee does not accept the offer.] OR  [Notwithstanding the provision of Section 8.2(a) of the Plan, in the event of an Acquisition, the Option will not vest and become exercisable except as follows: [specify alternative treatment]

Appendix B-18

[Subject to the terms of any other written agreement between Optionee and the Company related to Optionee’s Continuous Service and in accordance with Sections 8.1, 8.2, 8.4 and 8.5 of the Plan, the Committee may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by the Option, as well as the Exercise Price, in the event that the Company effects one or more Acquisitions, corporate separations, reorganizations, liquidations or other increases or reductions of shares of its outstanding Common Stock.] OR

[If, following a Change of Control in which the Option has been assumed by the successor or acquiring entity as of the closing date of such Change of Control, in the event of Optionee’s Involuntary Termination of employment within 24 months after the closing date of such Change of Control the vesting of the assumed Option shall be accelerated such that the Option will so vest as of the effective date of such Involuntary Termination with respect to all Shares that would have become vested during such 24-month period but for the Change of Control and Involuntary Termination (assuming Optionee’s Continuous Service). An “Involuntary Termination” is one that occurs by reason of dismissal for any reason other than Misconduct or of voluntary resignation following: (i) a change in position that materially reduces the level of Optionee’s responsibility, (ii) a material reduction in Optionee’s base salary, or (iii) relocation by more than 50 miles; provided that (ii) and (iii) will apply only if Optionee has not consented to the change or relocation. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee.]

11. Consent of Spouse/Domestic Partner. Optionee agrees that Optionee’s spouse’s or domestic partner’s interest in the Option is subject to this Agreement and such spouse or domestic partner is irrevocably bound by the terms and conditions of this Agreement. Optionee agrees that all community property interests of Optionee and Optionee’s spouse or domestic partner in the Option, if any, shall similarly be bound by this Agreement. Optionee agrees that this Agreement is binding upon Optionee’s and Optionee’s spouse’s or domestic partner’s executors, administrators, heirs and assigns. Optionee represents and warrants to the Company that Optionee has the authority to bind Optionee’s spouse/domestic partner with respect to the Option. Optionee agrees to execute and deliver such documents as may be necessary to carry out the intent of this Section 11 and the consent of Optionee’s spouse/domestic partner.

IN WITNESS WHEREOF, Optionee and the Company have entered into this Agreement as of the Grant Date.

[Optionee Name]	ADVENTRX Pharmaceuticals, Inc. By: Name: Title:

Appendix B-19

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

I ________________________________________ (please print legibly) hereby elect to exercise the stock options(s) identified below (the “Option(s)”) granted to me by ADVENTRX Pharmaceuticals, Inc. (the “Company”) under its 2005 Equity Incentive Plan (the “Plan”) with respect to the number of shares of Common Stock of the Company set forth below (the “Shares”). I represent that each Share is fully vested and exercisable and subject to the Option(s). I acknowledge and agree that my exercise of the Option(s) is subject to the terms and conditions of the Plan and the Stock Option Agreement(s) governing the Option(s).

1.	_____________ Shares at $ ________ per share (Grant date): ____________
2.	_____________ Shares at $ ________ per share (Grant date): ____________
3.	_____________ Shares at $ ________ per share (Grant date): ____________
4.	_____________ Shares at $ ________ per share (Grant date): ____________

I choose to pay for the exercise of the above option(s) as follows (please circle applicable item numbers):

1. Cash: $____________________

2. Check: $____________________ (please make checks payable to ADVENTRX Pharmaceuticals, Inc.)

3. Surrender of _________________ Shares:

Please deliver the stock certificate(s) representing the Shares to (please print legibly):

Name:
(please print legibly)

Signature:

Date:

Phone No:

Appendix B-20

APPENDIX C

ADVENTRX PHARMACEUTICALS, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the 2005 Employee Stock Purchase Plan (the “Plan”) of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock. The Company intends to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. As used in the Plan, the terms set forth below shall have the meanings set forth below:

2.1 Acquisition means a merger or consolidation of the Company with and into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more persons (other than any wholly-owned subsidiary of the Company) in a single transaction or series of related transactions.

2.2 Board means the Board of Directors of the Company.

2.3 Code means the Internal Revenue Code of 1986, as amended.

2.4 Common Stock means the Common Stock, par value $0.001 per share, of the Company.

2.5 Compensation means all regular, straight-time compensation, including commissions, but not payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other irregular or infrequent compensation or benefits.

2.6 Continuous Status as an Employee means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

2.7 Contributions means all amounts credited to the account of a participant pursuant to the Plan.

2.8 Designated Subsidiaries means the Subsidiaries which have been or will be designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

2.9 Employee means any person, including an Officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

2.10 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.11 Initial Offering Period means the first Offering Period of the Plan.

2.12 Offering Commencement Date means the first business day of each Offering Period of the Plan.

2.13 Offering Period means any of the periods, generally of six months duration, as set forth in Section 4.

2.14 Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

Appendix C-1

2.15 Offering Termination Date means the last business day of each Offering Period of the Plan.

2.16 Parent means a parent corporation of the Company, whether now or hereafter existing, as defined by Section 424(a) of the Code.

2.17 Purchase Price means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7.2) of a Share on the Offering Commencement Date or on the Offering Termination Date, whichever is lower; provided, however, that (i) if there is an increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Commencement Date for such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Offering Termination Date, whichever is lower.

2.18 Securities Act means the Securities Act of 1933, as amended.

2.19 Share means a share of Common Stock, as adjusted in accordance with Section 18.

2.20 Subsidiary means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

The terms set forth below have the meanings ascribed to them in the following sections:

Term	Section
Administrator	13.2
AMEX	7.2
Company	1
Fair Market Value	7.2
New Offering Termination Date	18.2
Plan	1
Reserves	18.1

3. Eligibility.

3.1 Eligible Persons. Any person who is an Employee as of the Offering Commencement Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Sections 5.1 and the limitations imposed by Section 423(b) of the Code.

3.2 Certain Restrictions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock which would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary of the Company, or (ii) if such option would permit such Employee’s rights to purchase an aggregate of stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Parent or Subsidiaries with a Fair Market Value in excess of Twenty-Five Thousand Dollars ($25,000) (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Appendix C-2

4. Offering Periods. Each Offering Period will begin on January 1 or July 1 and end on the next following June 30 or December 31, respectively. The Initial Offering Period shall commence on July 1, 2005. At any time and from time to time, the Board may change the duration or the frequency of Offering Periods with respect to future Offering Periods or suspend operation of the Plan with respect to Offering Periods not yet commenced.

5. Participation

5.1 Subscription Agreement. An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office at least five business days prior to the applicable Offering Commencement Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6.1) to be paid as Contributions pursuant to the Plan.

5.2 Timing of Payroll Deductions. Payroll deductions shall commence on the first payroll following the Offering Commencement Date and shall end on the last payroll paid on or prior to the Offering Termination Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

5.3 Tax Withholding. Each participant who purchases Shares under the Plan shall thereby be deemed to have agreed that the Company or the Subsidiary that employs the participant shall be entitled to withhold, from any other amounts that may be payable to the participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes which may be required to be withheld under applicable laws. In lieu of such withholding, the Company or such Subsidiary may require the participant to remit such taxes to the Company or such Subsidiary as a condition of the purchase.

6. Method of Payment of Contributions

6.1 Election. A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent and not more than 10 percent (or such other percentage as the Board may establish from time to time before an Offering Commencement Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to such participant’s account under the Plan. A participant may not make any additional payments into such account.

6.2 Discontinuation; Changes. A participant may discontinue participation in the Plan as provided in Section 10. In addition, if the Board has so announced to Employees at least five days prior to the scheduled beginning of the next Offering Period to be affected by the Board’s determination, a participant may change the rate of such participant’s Contributions with respect to the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. If otherwise permitted, no such change shall enable a participant to resume Contributions other than as of an Offering Commencement Date, following a withdrawal of Contributions during an Offering Period pursuant to Section 10. Any such change in rate shall be effective as of the first payroll period following the date of filing of the new subscription agreement, if the agreement is filed at least 10 business days prior to such period and, if not, as of the second following payroll period.

6.3 Reductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions reduced to 0% in compliance with this Section 6.3 shall re-commence automatically at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

Appendix C-3

7. Grant of Option.

7.1 Number of Shares. On the Offering Commencement Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Offering Termination Date of that Offering Period a number of Shares determined by dividing such Employee’s Contributions accumulated during such Offering Period prior to such Offering Termination Date and retained in the participant’s account as of the Offering Termination Date by the applicable Purchase Price. However, the Board may determine from time to time, prior to the applicable Offering Period, the maximum number of Shares an Employee may purchase during each such Offering Period, provided that any such purchase shall be subject to the limitations set forth in Sections 3.2 and 12.

7.2 Fair Market Value. The fair market value of the Common Stock on a given date (the “Fair Market Value”) shall be (i) the closing sales price on the American Stock Exchange (“AMEX”), or any national securities exchange or other established market on which the Common Stock is then listed (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) or (ii) determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by AMEX or other such exchange or market, or (iii) if the closing sales price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by AMEX or other such exchange.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, such participant’s option for the purchase of Shares will be exercised automatically on the Offering Termination Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in such participant’s account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Offering Termination Date. A participant’s option to purchase Shares hereunder shall be exercisable only by such participant during such participant’s lifetime.

9. Delivery. As promptly as practicable after each Offering Termination Date of each Offering Period, the Company shall arrange the delivery to or for the benefit of each participant, as appropriate, of a certificate representing the Shares purchased upon exercise of such participant’s option. Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other amounts left over in a participant’s account after an Offering Termination Date shall be returned to the participant.

10. Voluntary Withdrawal; Termination of Employment.

10.1 Withdrawal of Contributions. A participant may withdraw all but not less than all of the Contributions credited to such participant’s account under the Plan at any time prior to each Offering Termination Date by giving written notice to the Company. All of the participant’s Contributions credited to such participant’s account will be paid to such participant promptly after receipt of such participant’s notice of withdrawal and such participant’s option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

10.2 Termination of Employment. Upon termination of the participant’s Continuous Status as an Employee prior to the Offering Termination Date of an Offering Period for any reason, including retirement or death, the Contributions credited to such participant’s account will be returned to such participant or, in the case of such participant’s death, to the person or persons entitled thereto under Section 14, and such participant’s option will be automatically terminated.

10.3 Automatic Withdrawal from Plan. In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, such participant will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account will be returned and such participant’s option terminated.

Appendix C-4

10.4 Effect of Withdrawal from Plan. A participant’s withdrawal during an Offering Period will not have any effect upon such participant’s eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

12.1 Maximum Number of Shares. Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,000,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2006 and on each anniversary of that date thereafter equal to the lesser of (i) one percent of the number of outstanding shares of Common Stock on such day, (ii) 750,000 and (iii) such other amount as the Board may specify prior to the date such annual increase is to take effect. If the Board determines that, on a given Offering Termination Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Commencement Date, or (ii) the number of shares available for sale under the Plan on such Offering Termination Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Commencement Date or Offering Termination Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Offering Termination Date. The Company may make pro rata allocation of the Shares available on the Offering Commencement Date of the applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Commencement Date.

12.2 No Interest or Voting Right. The participant shall have no interest or voting right in Shares covered by such participant’s option until such option has been exercised.

12.3 Registration of Shares. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and such participant’s spouse, as directed by the participant.

13. Administration.

13.1 Board Authority. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under this Plan.

13.2 Designation of Administrator. The Board may from time to time designate an employee or retain a third party to address routine administrative matters. Any employee or third party so designated may be referred to herein as the “Administrator.”

14. Designation of Beneficiary.

14.1 Designation. A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to such participant of such Shares and cash. Any such beneficiary shall also be entitled to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Offering Termination Date of an Offering Period.

14.2 Changes to Designation; Lack of Designation. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Appendix C-5

15. Transferability of Options and Shares.

15.1 Restrictions on Transfer. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10. In addition, if the Board has so announced to Employees at least five days prior to the scheduled beginning of the next Offering Period to be affected by the Board’s determination, any Shares acquired on the Offering Termination Date of such Offering Period may be subject to restrictions specified by the Board on the transfer of such Shares.

15.2 Notice of Transfer. Any participant selling or transferring any or all of such participant’s Shares purchased pursuant to the Plan must provide written notice of such sale or transfer to the Company within five business days after the date of sale or transfer. Such notice to the Company shall include the gross sales price, if any, the Offering Period during which the Shares being sold were purchased by the participant, the number of Shares being sold or transferred and the date of sale or transfer.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose and shall be subject to claims by creditors of the Company, and the Company shall not be obligated to segregate such Contributions from its other assets. The Company shall not pay any interest on any Contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Acquisitions.

18.1 Adjustment. Subject to any required action by the stockholders of the Company, the number of shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of Shares which may be purchased by a participant in an Offering Period, the number of Shares set forth in Section 12.1, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of the Company’s issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the “cashless” or “net” exercise of any derivative securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

18.2 Acquisitions. In the event of a dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of an Acquisition, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Offering Termination Date shall be set (the “New Offering Termination Date”), as of which date the Offering Period then in progress will terminate. The New Offering Termination Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten days prior to the New Offering Termination Date, that the Offering Termination Date for such participant’s option has been changed to the New Offering Termination Date and that such participant’s option will be exercised automatically on the New Offering Termination Date, unless prior to such date such participant has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon an Acquisition, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

Appendix C-6

18.3 Other Adjustments. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19. Amendment or Termination.

19.1 Amendment or Termination by the Board. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on an Offering Termination Date or by the Board’s setting a new Offering Termination Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan or the Offering Period is in the best interests of the Company and its stockholders or if continuation of the Plan or the Offering Period would cause the Company to incur adverse accounting charges as a result of the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant.

19.2 Other Powers of the Board. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

Appendix C-7

20. Notices and Other Communications. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at such participant’s residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the corporation or to the transfer agent, or other person responsible for giving notice.

21. Conditions to Issuance of Shares.

21.1 Compliance with Securities Laws. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Purchaser Representation. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan; Effective Date. The Plan shall be in effect for a term of ten years beginning on ___________, 2005, the date the requisite number of stockholders of the Company approved the Plan, unless earlier terminated pursuant to Section 19.

Appendix C-8

SAMPLE

ADVENTRX PHARMACEUTICALS, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

New Election ___

Change of Election ___

1. I, __________________, hereby elect to participate in ADVENTRX Pharmaceuticals, Inc.’s (the “Company”) 2005 Employee Stock Purchase Plan (the “Plan”) for the Offering Period __________ to ______________, and subscribe to purchase shares of Common Stock of the Company (“Common Stock”) in accordance with this Subscription Agreement and the Plan. Capitalized terms used but not defined in this Subscription Agreement shall have the meaning ascribed to them in the Plan.

2. I elect to have Contributions in the amount of _____% of my Compensation applied to this purchase. I understand that this amount must not be less than 1% and not more than 10% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated, without interest or earnings, for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Offering Termination Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose in accordance with the Plan.

4. I understand that I may discontinue at any time prior to the Offering Termination Date my participation in the Plan as provided in Section 10 of the Plan. I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5. I have received a complete copy of the Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

_____________________

_____________________

Appendix C-9

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)

(First)  (Middle)      (Last)

                  (Address)

                           (Relationship)

8. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Offering Commencement Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Offering Termination Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Offering Termination Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Offering Termination Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Commencement Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning certain tax implications of the purchase and sale of stock under the Plan.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Signature:         Date:

Social Security Number:

Appendix C-10